Exhibit 99.1

40 IDX Drive
P.O. Box 1070
Burlington, VT 05402-1070
www.idx.com

Contacts:           Margo C. Happer
                           Vice President
                           Investor Relations and
                           Corporate Communications
                           802-859-6169

IDX SYSTEMS CORPORATION REPORTS
2005 SECOND QUARTER RESULTS

First Half Year-Over-Year Revenues Increase More Than 24%

BURLINGTON, VT – July 28, 2005 – IDX Systems Corporation (NASDAQ:IDXC) reported results today for the second quarter ended June 30, 2005.

Revenues for the second quarter 2005 increased to $146.7 million compared with $130.4 million in the second quarter of 2004. Revenues for the six-month period ended June 30, 2005 increased to $289.8 million compared with revenues of $232.9 million for the same period in 2004.

IDX reported second quarter 2005 net income of $5.1 million, or $0.16 per diluted share, compared to 2004 net income of $8.1 million, or $0.26 per diluted share. For the six-month period ended June 30, 2005, IDX reported net income of $13.7 million, or $0.42 per diluted share, compared with net income of $9.7 million, or $0.31 per diluted share, in the same period last year.

On June 1, 2005 IDX announced the termination of a contract with Fujitsu Services Limited and an anticipated resulting pretax charge for the loss on the contract of between $2.0 million and $4.0 million in the second quarter. The above actual results include a pretax charge for the contract termination loss of approximately $3.5 million, or $0.07 net of income taxes per diluted share. The company anticipates an additional pretax charge during the third quarter of 2005 relating to employee severance arrangements and other costs of between $0.5 million and $1.0 million.

IDX notes the following financial highlights as of June 30, 2005:

        •     Cash and marketable securities of $224.2 million.
        •     Days Sales Outstanding (DSOs) of 92 days, up substantially due to a delayed customer payment, which has since been received. Without the delay, DSOs would have been within the historical range and projected target of 80 – 85 days. IDX expects DSOs to return to these levels in the third quarter.
        •     New business bookings of $108.2 million, at the upper end of the normal quarterly range.
        •     Gain on sale of securities of $2.9 million.

“While second quarter results reflect higher-than-planned costs in the UK business, we believe recent efforts to refocus that aspect of the business will yield greater profitability in the future. We are seeing increased momentum across the domestic business, and our balance sheet is exceptionally strong, with no debt and record levels of cash and securities. We look forward to continued growth in the second half of 2005,” said James H. Crook, Jr., Chief Executive Officer of IDX.

IDX management reaffirmed 2005 revenue guidance of $610 – $630 million and earnings per share guidance of $1.25 – $1.31, excluding the charges associated with the contract termination loss, and 2006 guidance of $670 – $690 million in revenue and earnings per share of $1.50 – $1.60.

A conference call with investors will be held on July 28, 2005 at 11:00 am EDT to discuss these results. An audio Webcast of the call will be available at our Internet site: www.idx.com, Investor Relations, Multimedia.

About IDX

Founded in 1969, IDX Systems Corporation provides information technology solutions to maximize value in the delivery of healthcare, improve the quality of patient service, enhance medical outcomes, and reduce the costs of care. Our systems are deployed to serve approximately 150,000 physicians and are installed at over 3,400 customer sites, including more than 850 group practices and approximately 370 integrated delivery networks servicing more than 500 hospitals.

IDX also provides its enterprise clinical software as a subcontractor to BT, Local Service Provider for the United Kingdom National Health Service’s National Programme for Information Technology, an initiative to establish electronic patient records for 50 million patients.

The IDX web strategy includes browser technology, e-commerce and web-based tools – built using Internet architecture – that facilitates access for patients, physicians and care providers to vital health information and data managed by the IDX clinical, administrative, financial, and managed care products. IDX has approximately 2,400 full-time employees.

This press release contains forward-looking statements about IDX Systems Corporation that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are uncertainties or difficulties in developing new services and system difficulties in completing and integrating acquisitions, difficulties in implementing systems, possible deferral, delay or cancellation by customers of computer system or service purchase decisions, possible delay of system installations and service implementations, development by competitors of new or superior technologies, changing economic, political and regulatory influences on the healthcare industry, possible disruptions in the national economy caused by terrorist activities and foreign conflicts, changes in product pricing policies, governmental regulation of IDX’s software and operations, the possibility of product-related liabilities, changes in our relationships with our partners, and factors detailed from time to time in IDX’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. IDX undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

-tables follow-

IDX SYSTEMS CORPORATION

Consolidated Balance Sheets

(in thousands)

	June 30, 2005	December 31, 2004
	(unaudited)	(audited)
ASSETS

Cash and cash equivalents	$46,574	$67,346
Marketable securities	177,658	94,283
Accounts receivable, net	154,688	122,481
Deferred contract costs	26,837	24,209
Refundable income taxes	7,625	7,514
Prepaid and other current assets	11,917	8,199

Total current assets	425,299	324,032

Property and equipment, net	100,236	94,291
Deferred contract costs, less current portion	54,158	42,295
Capitalized software costs, net	6,626	5,596
Goodwill, net	7,065	7,163
Other intangible assets	2,514	2,514
Other assets	10,789	10,063
Deferred tax asset	8,070	10,961

Total assets	$614,757	$496,915

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable, accrued expenses and other liabilities	$83,449	$84,388
Deferred revenue	59,610	62,278
Deferred tax liability	43,281	6,579

Total current liabilities	186,340	153,245

Deferred revenue	15,479	11,365

Total liabilities	201,819	164,610

Stockholders’ equity	412,938	332,305

Total liabilities and stockholders’ equity	$614,757	$496,915

IDX SYSTEMS CORPORATION

Consolidated Statements of Income

(in thousands, except for per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues
Systems sales	$39,055	$42,664	$77,509	$76,223
Maintenance and service fees	107,645	87,721	212,250	156,712

Total revenues	146,700	130,385	289,759	232,935

Operating expenses
Cost of systems sales	15,718	17,725	29,688	29,694
Cost of maintenance and services	74,409	58,860	146,748	104,699
Cost of sales - contract termination loss, net	3,545	—	3,545	—
Selling, general and administrative	31,581	26,464	62,260	54,891
Software development costs	15,466	15,259	29,160	29,146
Restructuring charge	—	387	—	387

Total operating expenses	140,719	118,695	271,401	218,817

Operating income	5,981	11,690	18,358	14,118

Other income (expense)
Other income (expense), net	(862)	335	(45)	451
Gain on investment	2,917	1,009	3,417	1,009

Total other income	2,055	1,344	3,372	1,460

Income before income taxes	8,036	13,034	21,730	15,578

Income tax provision	(2,957)	(4,953)	(8,040)	(5,920)

Net income	$5,079	$8,081	$13,690	$9,658

Basic earnings per share	$0.16	$0.27	$0.44	$0.32

Basic weighted average shares outstanding	31,060	30,181	30,999	30,031

Diluted earnings per share	$0.16	$0.26	$0.42	$0.31

Diluted weighted average shares outstanding	32,197	31,572	32,225	31,503

Earnings per share numbers may not foot due to rounding.

The above financial statement includes the following special items:

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Contract termination loss, net	3,545	—	3,545	—
Tax effect of included special items	(1,312)	—	(1,312)	—

Total net effect of included special items	$2,233	$—	$2,233	$—

IDX SYSTEMS CORPORATION

Statement of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended June 30,
	2005	2004
OPERATING ACTIVITIES

Net income	$5,079	$8,081
Adjustments to reconcile net income to net cash (used in) provided by operating activities:

Depreciation	4,666	4,143
Amortization	241	1,126
Gain on investments	(2,917)	(1,009)
Deferred taxes	3,552	4,171
Increase in allowance for doubtful accounts	114	294
Tax benefit related to exercise of non-qualified stock options	441	1,190
Foreign currency transaction loss (gain), net	1,395	(207)
Contract termination loss, net	3,545
Loss on disposition of equipment	—	—
Restructuring costs	—	387
Reduction in fair value of investment	389	—
Other	98	102
Changes in operating assets and liabilities:
Accounts and uynbilled receivables	(24,684)	(8,980)
Deferred contract costs	(12,053)	(8,297)
Prepaid expenses and other assets	(1,646)	(4,655)
Accounts payable and accrued expenses	2,778	1,879
Federal and state income taxes	(2,316)	(1,243)
Deferred revenue	986	22,282

Net cash (used in) provided by operating activities	(20,332)	19,264
INVESTING ACTIVITIES

Purchase of property and equipment, net	(7,368)	(4,464)
Purchase of marketable securities	(7,100)	(2,000)
Proceeds from sale of marketable securities and other investments	34,686	10,714
Other assets	(2,099)	(856)

Net cash provided by investing activities	18,119	3,394
FINANCING ACTIVITIES

Proceeds from sale of common stock	3,044	4,772
Other financing activities	(3)	—

Net cash provided by financing activities	3,041	4,772

Effect of exchange rate fluctuations on cash and cash equivalents	781	(406)

Net increase in cash and cash equivalents	1,609	27,024

Cash and cash equivalents at beginning of period	44,965	18,820

Cash and cash equivalents at end of period	$46,574	$45,844